UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): May 21, 2007

RADIATION THERAPY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50802

Florida	65-0768951
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907
(Address of principal executive offices)	(Zip Code)

(239) 931-7275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Janet Watermeier was appointed to the board of directors of Radiation Therapy Services, Inc. as an independent director effective May 21, 2007, filling the vacancy created by the untimely death of James Charles Weeks in January 2007. As a result of her appointment, five of the board’s current nine members are independent directors and a majority of the board is now comprised of independent directors as required by NASDAQ Marketplace Rule 4350(c)(1). Ms. Watermeier will be compensated for board services in the same manner as other independent members of the board and there are no other arrangements or understandings pursuant to which she was selected as a director. As of the date of this report, she has not yet been considered for or appointed to serve on any board committees.

A copy of the press release issued by the Company on May 25, 2007 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

99.1	Press Release dated May 25, 2007 announcing appointment of Janet Watermeier as an independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIATION THERAPY SERVICES, INC.

By:	/s/ David Koeninger
David Koeninger
Principal Financial Officer

Dated: May 25, 2007